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                                                                    EXHIBIT 23.2

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-80919) and on Form S-4 (File No. 333-46099) of Forcenergy Inc. of our reports dated March 4, 1998, March 3, 1997 and March 1, 1996, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1998, 1997 and 1996, included in this Annual Report on Form 10-K for the year ended December 31, 1997.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By:       /s/ DANNY SIMMONS
                                            -----------------------------------
                                            Danny D. Simmons
                                            Senior Vice President
                                            Houston, Texas
                                            March 24, 1998